--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                    ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12.

                          GENERAL CHEMICAL GROUP INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                XXXXXXXXXXXXXXXX
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                        THE GENERAL CHEMICAL GROUP INC.

                                                                  April 13, 1999

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of The General Chemical Group Inc. (the "Annual Meeting") to be held at the Mellon Bank Building, 8 Loockerman Street, Dover, Delaware on Tuesday, May 11, 1999 at 9:30 a.m. local time.

     The Annual Meeting has been called for the purpose of (i) electing six Directors for a one-year term; (ii) ratifying the appointment of Deloitte & Touche LLP as the Company's independent auditors; and (iii) considering and voting upon such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

     The Board of Directors has fixed the close of business on April 5, 1999 as the record date for determining stockholders entitled to receive notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

     The Board of Directors recommends that you vote "FOR" the election of the six nominees of the Board of Directors as Directors of the Company and the ratification of Deloitte & Touche LLP as the Company's independent auditors.

     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

                                               Very truly yours,

                                               /s/ Todd M. Duchene
                                               -------------------
                                                   TODD M. DUCHENE
                                                   Secretary

                        THE GENERAL CHEMICAL GROUP INC.
                                  Liberty Lane
                          Hampton, New Hampshire 03842

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 11, 1999

                            ------------------------

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of THE GENERAL CHEMICAL GROUP INC. (the "Company") will be held at the Mellon Bank Building, 8 Loockerman Street, Dover, Delaware on Tuesday, May 11, 1999 at 9:30 a.m. local time for the following purposes:

          1. The election of six Directors for a one-year term;

          2. The ratification of the appointment of Deloitte & Touche LLP as the Company's independent auditors; and

          3. Such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

     The Board of Directors has fixed the close of business on April 5, 1999 as the record date for determining stockholders entitled to receive notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. Only holders of the Company's Voting Stock (i.e., Common Stock and Class B Common Stock) of record at the close of business on the record date will be entitled to receive notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

     In the event that there are not sufficient shares of Voting Stock to be voted in favor of any of the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies.

                                          By Order of the Board of Directors

Hampton, New Hampshire
April 13, 1999

     WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

                        THE GENERAL CHEMICAL GROUP INC.
                                  Liberty Lane
                          Hampton, New Hampshire 03842

                            ------------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 11, 1999

                                PROXY STATEMENT
                            ------------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of The General Chemical Group Inc., a Delaware corporation (the "Company" or "General Chemical"), for use at the Company's Annual Meeting of Stockholders to be held at the Mellon Bank Building, 8 Loockerman Street, Dover, Delaware, May 11, 1999 at 9:30 a.m. local time, and any adjournments or postponements thereof (the "Annual Meeting").

     At the Annual Meeting, the stockholders of the Company will be asked to consider and vote upon the following matters:

          1. The election of six directors, each for a one-year term expiring at the 2000 annual meeting of stockholders and until each Director's successor is duly elected and qualified, or until such Director's earlier resignation or removal;

          2. The ratification of the appointment of Deloitte & Touche LLP as the Company's independent auditors; and

          3. Such other business that may properly come before the Annual
     Meeting.

     The Notice of Annual Meeting, Proxy Statement and Proxy Card are first being mailed to stockholders of the Company on or about April 12, 1999 in connection with the solicitation of proxies for the Annual Meeting. The Board of Directors (the "Board"), has fixed the close of business on April 5, 1999 as the record date for determination of stockholders entitled to receive notice of, and to vote at, the Annual Meeting (the "Record Date"). Only holders of record of Common Stock and Class B Common Stock at the close of business on the Record Date will be entitled to receive notice of, and to vote at, the Annual Meeting. As of the Record Date, there were 10,973,192 shares of Common Stock and 9,758,421 shares of Class B Common Stock outstanding and entitled to vote at the Annual Meeting and approximately 170 holders of record of Common Stock and 5 holders of record of Class B Common Stock. Except as described in the next sentence, each holder of a share of Common Stock outstanding as of the close of business on the Record Date will be entitled to cast one vote for each such share and each holder of a share of Class B Common Stock outstanding as of the close of business on the Record Date will be entitled to cast ten votes for each such share with respect to each matter submitted at the Annual Meeting. In connection with the Spinoff (described below), a total of 5,800,000 shares of Class B Common Stock are expected to be converted (the "Conversion") into Common Stock after the Record Date and before the Annual Meeting; however, since the Conversion is expected to occur, the number of shares entitled to vote at the Annual Meeting will be 10,973,192 shares of Common Stock and 3,958,421 shares of Class B Common Stock.

     The presence, in person or by proxy, of shares of Common Stock and Class B Common Stock (collectively the "Voting Stock") representing a majority of the voting power of the outstanding shares of Voting Stock issued, outstanding and entitled to vote at the Annual Meeting is necessary to constitute a quorum for the transaction of business at the Annual Meeting. A quorum being present, the affirmative vote of a plurality of the votes cast is necessary to elect the Director-nominees as Directors of the Company. With respect to Proposal 2 -- Ratification of the Appointment of Deloitte & Touche LLP as the Company's independent auditors, the affirmative vote of a majority of the voting power of the Voting Stock present, or represented, and entitled to vote is required for approval. Shares that reflect abstentions or "broker non-votes" (i.e., shares represented at the Annual Meeting held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote such shares and with respect to which the broker or nominee does not have discretionary power to vote such shares) will be counted for purposes of determining whether a quorum is present for the transaction of business at the Annual Meeting. Broker non-votes will have no effect on the outcome of the election of the Directors.

     A proxy may confer discretionary authority to vote with respect to any matter presented at the Annual Meeting as to which a stockholder's notice thereof was not timely given to the Secretary of the Company. A stockholder's notice shall be timely if delivered to, or mailed to and received by, the Company at its principal executive office not less than 75 days nor more than 120 days prior to May 12, 1999.

     STOCKHOLDERS OF THE COMPANY ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE. SHARES OF VOTING STOCK REPRESENTED BY PROPERLY EXECUTED PROXIES AND RECEIVED BY THE COMPANY AND NOT REVOKED WILL BE VOTED AT THE ANNUAL MEETING IN ACCORDANCE WITH ANY INSTRUCTIONS CONTAINED THEREON. IF INSTRUCTIONS ARE NOT GIVEN THEREON, PROPERLY EXECUTED PROXIES WILL BE VOTED "FOR" THE ELECTION OF THE SIX DIRECTOR-NOMINEES LISTED IN THIS PROXY STATEMENT AND "FOR" THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT AUDITORS. IT IS NOT ANTICIPATED THAT ANY MATTERS OTHER THAN THE ELECTION OF DIRECTORS AND THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS WILL BE PRESENTED AT THE ANNUAL MEETING. IF OTHER MATTERS ARE PRESENTED, PROXIES WILL BE VOTED IN ACCORDANCE WITH THE DISCRETION OF THE PROXY HOLDERS.

     Any properly completed proxy may be revoked at any time before it is voted on any matter (without, however, affecting any vote taken prior to such revocation) by giving written notice of such revocation to the Secretary of the Company, or by signing and duly delivering a proxy bearing a later date, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

                                  THE SPINOFF

     The Board of Directors of the Company has determined to separate its Performance Products and Manufacturing business from its Industrial Chemicals business through a spinoff (the "Spinoff") by transferring the Performance Products and Manufacturing business to its subsidiary, GenTek Inc. ("GenTek"), and distributing the stock of GenTek to stockholders of the Company of record on April 16, 1999, on a share-for-share basis. The distribution of the stock of GenTek and the completion of the Spinoff is expected to occur on or about April 30, 1999 (the "Effective Time"). The stockholders of the Company who do not hold shares as of the close of business on April 16, 1999 will not receive shares of GenTek. The Spinoff, however, is subject to a number of conditions, including closings under new financing facilities for each of GenTek and the Company.

     After the Spinoff, the Company and GenTek will be separate, independent companies; the Company will own and operate the Industrial Chemicals business, and GenTek will own and operate the Performance Products business and the Manufacturing business. As a result, the Company's activities and operations will be significantly different following the Spinoff.

     For additional information regarding the Spinoff, GenTek and the Company after the Spinoff, see the Amendment No. 2 to Registration Statement on Form 10 (file No. 001-14789) of GenTek filed with the Securities and Exchange Commission (the "SEC") on April 8, 1999. In addition, the Company will mail an Information Statement, which is included in the Form 10, to stockholders of the Company of record on April 16, 1999, which will describe the Spinoff.

     At the Effective Time, the Board of Directors of the Company will consist of Paul M. Montrone, Paul M. Meister, Philip E. Beekman, John M. Kehoe, Jr., Gerald J. Lewis and Joseph Volpe. Four of the Company's current Directors will resign as Directors of the Company prior to the Effective Time and will be elected as Directors of GenTek. Messrs. Montrone and Meister will also be elected as Directors of GenTek as of the Spinoff. In addition, certain executive officers of the Company, including Richard R. Russell, the Company's President and Chief Executive Officer, will resign as officers of the Company and will be appointed as officers of GenTek or its subsidiaries prior to the Effective Time. The management of the Company after the Spinoff will include the officers of the Company currently responsible for the Industrial Chemical business. The Company's President and Chief Executive Officer will be Mr. John
M. Kehoe, Jr., who has extensive experience managing substantial public companies.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth, to the best knowledge and belief of the Company, certain information with respect to the beneficial ownership of more than five percent of the Company's Common Stock and Class B Common Stock as of April 5, 1999. For information concerning ownership by management, see "Management Stockholders."

                                                                         SHARES OF CLASS B
                                            SHARES OF      PERCENT OF         COMMON          PERCENT OF
NAME OF BENEFICIAL OWNER                   COMMON STOCK     CLASS(1)         STOCK(2)          CLASS(1)
------------------------                   ------------    ----------    -----------------    ----------
Paul M. Montrone(3)......................   9,811,421         47.3%       9,758,421(3)           100%
Thomson Horstmann & Bryant(4)............     889,250(5)       4.3%(6)
Franklin Resources Inc.(7)...............     878,100(8)       4.2%(6)              --            --
C. A. Delaney Capital Management Ltd.
  (9)....................................     755,132(10)      3.6%(6)
J O Hambro Capital Management (Holdings)
  Limited(11)............................     753,400(12)      3.6%(6)              --            --
J. P. Morgan & Co. Incorporated(13)......     747,700(14)      3.6%(6)              --            --
Equitable Life Assurance Society(15).....     650,000(16)      3.1%(6)              --            --
John W. Gildea(17).......................     590,996(18)      2.9%(6)              --            --

---------------

 (1) The percentage ownership of Common Stock has been calculated assuming the conversion of all outstanding shares of Class B Common Stock. Applicable percentage figures based on 20,731,613 shares, which represents the total number of shares of Common Stock and Class B Common Stock outstanding as of April 5, 1999. As of such date, there were 10,973,192 shares of Common Stock and 9,758,421 shares of Class B Common Stock outstanding.

 (2) Holders of Class B Common Stock may convert each share of Class B Common Stock at any time and from time to time into one fully-paid and nonassessable share of Common Stock.

     In order to obtain a private letter ruling from the Internal Revenue Service concerning the tax-free nature of the Spinoff, Mr. Montrone and his family trusts have agreed to convert, on or prior to the Effective Time, a total of 5,800,000 shares of Class B Common Stock into Common Stock. Following the Conversion, there will be 16,773,192 shares of Common Stock and 3,958,421 shares of Class B Common Stock outstanding. As a result of the Class B Conversion, the total voting rights represented by the shares held by Mr. Montrone and his family trusts will decrease from 89.9% to 80.6%. Since the Class B Conversion will take place after the Record Date and before the Annual Meeting, Mr. Montrone and his family trusts will not be able to exercise, at the Annual Meeting, the voting rights of the 5,800,000 shares of Class B Common Stock being converted and, as a result, at the Annual Meeting, Mr. Montrone and his family trusts will have the voting rights represented by 3,958,421 shares of Class B Common Stock (representing 78.4% of the voting rights of the Company's capital stock).

 (3) The address for Mr. Montrone is c/o The General Chemical Group Inc., Liberty Lane, Hampton, New Hampshire 03842. See footnote (4) of "Management Stockholders" table.

 (4) The address of Thomson Horstmann & Bryant ("Horstmann") is Park 80 West, Plaza Two, Saddle Brook, New Jersey 07663.

 (5) The information presented herein is based solely upon a Schedule 13G filing made with the United States Securities and Exchange Commission (the "SEC") by Horstmann on January 28, 1999. According to the Schedule 13G filing, Horstmann possesses sole voting power over 572,600 of the above shares, shared voting power over 15,600 of the above shares and sole dispositive power over all of the above shares.

 (6) The percentage ownership of Common Stock has been calculated assuming the conversion of all outstanding shares of Class B Common Stock into Common Stock. Prior to such conversion, the percentage ownership of Common Stock for each of Horstmann, Franklin Resources Inc. ("Franklin"), C. A. Delaney Capital Management Ltd. ("Delaney Capital"), J O Hambro Capital Management (Holdings) Limited ("Hambro"), J.P. Morgan & Co. ("J.P. Morgan"), Equitable Life Assurance Society ("Equitable") and Mr. Gildea is 8.1%, 8.0%, 6.9%, 6.9%, 6.8%, 5.9% and 5.4%, respectively.

 (7) The address of Franklin, Mr. Charles B. Johnson and Mr. Rupert H. Johnson, Jr. is 777 Mariners Island Boulevard, 6th Floor, San Mateo, CA 94404. The address of Franklin Mutual Advisers, Inc. is 51 John F. Kennedy Parkway, Short Hills, NJ 07078.

 (8) The information presented herein is based solely upon a Schedule 13G filing made with the SEC by Franklin on January 28, 1999. According to such filing, Franklin filed such Schedule 13G on behalf of the following individuals: (i) Franklin itself (parent holding company); (ii)Mr. Charles
     B. Johnson, (principal shareholder of parent holding company); (iii) Mr. Rupert H. Johnson, Jr. (principal shareholder of parent holding company); and (iv) Franklin Mutual Advisors, Inc. (investment advisor). According to the Schedule 13G filing, Franklin Mutual Advisors, Inc. possesses sole voting and dispositive power over all of the above shares. Neither Franklin nor Messrs. Charles or Rupert Johnson possess sole voting or sole dispositive power over any of the above shares.

 (9) The address of Delaney Capital is BCE Place, Canada Trust Tower, 161 Bay Street, P. O. Box 713, Suite 5100, Toronto, Ontario, Canada M5J 2S1.

(10) The information presented herein is based solely upon information provided by Delaney Capital to General Chemical in February 1999. According to Delaney Capital, Spectrum United Canadian Growth Fund and the private clients, for which Delaney Capital acts as the investment manager, are registered holders of 493,500 of the above shares and 261,632 of the above shares. According to a Schedule 13G filing made with the SEC by Delaney Capital on February 13, 1998, Delaney Capital possesses sole voting and dispositive power over the shares whose registered holders are Spectrum United Canadian Growth Fund and private clients.

(11) The address of Hambro is 10 Park Lane, London SW1A 1LP, England.

(12) The information presented herein is based solely upon a schedule 13G filing made with the SEC by Hambro on April 1, 1999. According to such filing, Hambro filed the Schedule 13G on behalf of the following persons: (i) Hambro (parent holding company); (ii) J O Hambro Capital Management Limited ("Capital Management") (investment adviser); (iii) Christopher Harwood Bernard Mills ("Mills") (director of Capital Management); (iv) Growth Financial Services Limited ("GFS"); (v) North Atlantic Smaller Companies Investment Trust plc ("NASCIT"); (vi) American Opportunity Trust plc ("Opportunity Trust"); (vii) Orxy International Growth Fund Limited ("Orxy") and (viii) Consulta (Channel Islands) Limited ("Consulta"). According to the Schedule 13G filing, each of Hambro, Capital Management and Mills possess shared voting and dispositive power over all of the above shares; each of GFS and NASCIT possess shared voting and dispositive power over 110,000 of the above shares; and each of Orxy and Consulta possess shared voting and dispositive power over of the above 75,000 shares.

(13) The address of J. P. Morgan is 60 Wall Street, New York, NY 10260

(14) The information presented herein is based solely upon a Schedule 13G/A filing made with the SEC by J.P. Morgan on February 22, 1999. According to such filing, J.P. Morgan possesses sole voting power over 656,200 of the above shares and sole dispositive power over all of the above shares.

(15) The address of Equitable is City Place House, 55 Basinghall Street, London EC2V 5DR, England.

(16) The information presented herein is based solely upon a Schedule 13D filing made with the SEC by Equitable on May 2, 1997. According to such filing, Equitable possesses sole voting and sole dispositive power over all of the above shares.

(17) The address of Mr. John W. Gildea is c/o Gildea Management Co., 115 East Putnam Avenue, Greenwich, CT 06830. The address of Network Fund III, Ltd. ("Network") is P.O. Box 219, Butterfield House, Grand Cayman Island, B.V.I.

(18) The information presented herein is based upon a Schedule 13D filing made with the SEC by Mr. Gildea, a director of the Company, on behalf of himself and Network on February 16, 1999. Network is a investment fund managed by Gildea Management Company, of which Mr. Gildea is the Chairman of the Board of Directors, Chief Executive Officer and sole stockholder. According to such filing, Network possesses sole dispositive power over 470,996 of the above shares, while Mr. Gildea possesses sole voting and sole dispositive power over all of the above shares.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

     Following the Effective Time and at the time of the Annual Meeting, the Board of Directors of the Company will consist of Paul M. Montrone, Paul M. Meister, Philip E. Beekman, John M. Kehoe, Jr., Gerald J. Lewis and Joseph Volpe. Messrs. Montrone, Meister, Beekman and Lewis are currently Directors of the Company and will remain as Directors after the Effective Time. Messrs. John
W. Gildea, Richard R. Russell, Scott M. Sperling and Ira Stepanian (the "Former Directors") are currently Directors of the Company, but they will resign as Directors on or prior to the Effective Time and, together with Messrs. Montrone and Meister, will be elected to the Board of GenTek. Upon the resignation of the Former Directors, Messrs. Kehoe and Volpe will be elected as Directors of the Company and the size of the Board will be decreased to six members. In this proxy statement, references to "Prior Board" mean the Board of the Company before it is reconstituted for the Spinoff.

     At the Annual Meeting, six Directors will be elected to serve until the 2000 annual meeting of stockholders and until such Director's successor is duly elected and qualified or until his earlier resignation or removal. The Nominating Committee has recommended, and the Board has nominated, each of Messrs. Paul M. Montrone (Chairman), Paul M. Meister (Vice Chairman), Philip E. Beekman, John M. Kehoe, Jr., Gerald J. Lewis and Joseph Volpe, for election as Directors of the Company. Unless otherwise specified in the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the election of Messrs. Montrone, Meister, Beekman, Kehoe, Lewis and Volpe as Directors. Each Director-nominee has agreed to stand for election and to serve, if elected, as a Director. However, if any person nominated by the Board fails to stand for election or is unable to accept election, the proxies will be voted for the election of such other person or persons as the Board may recommend.

     A quorum being present, the affirmative vote of a plurality of the votes cast is necessary for the election of each nominee as a Director of the Company.

     THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES OF THE BOARD OF DIRECTORS OF THE COMPANY.

BOARD OF DIRECTORS NOMINEES (ALL FOR A TERM EXPIRING IN 2000)

     Paul M. Montrone, 57, Chairman of the Board, has been a Director of the Company since 1988 and was President of the Company from 1987 to 1994. Mr. Montrone has been Chairman of the Board of Fisher Scientific International Inc. ("Fisher") since March 1998, Chief Executive Officer and a Director of Fisher since prior to 1994, and President from 1991 until 1998. Mr. Montrone is also a Director of Waste Management, Inc. (refuse to energy). Mr. Montrone will be a Director and the Chairman of the Board of GenTek as of the Effective Time.

     Paul M. Meister, 46, Vice Chairman of the Board, has been a Director of the Company since 1996 and Vice Chairman of the Board since 1998. Mr. Meister has been Vice Chairman of the Board and Executive Vice President of Fisher since March 1998, Chief Financial Officer of Fisher since prior to 1994 and Senior Vice President from prior to 1994 to 1998. Mr. Meister is also a Director of Mineral Technologies Inc. and M&F Worldwide Corp. Mr. Meister is a Director of and as of the Effective Time will be the Vice Chairman of the Board of GenTek.

     Philip E. Beekman, 67, has been a Director of the Company since 1996. Mr. Beekman has been President of Owl Hollow Enterprises (consulting and investment) since prior to 1994, and was Chairman of the Board and Chief Executive Officer of Hook-SupeRx, Inc. (retail) from prior to 1994 to 1994. Mr. Beekman is also a Director of Linens 'n Things Inc. and Kendle International Inc.

     John M. Kehoe, Jr., 65, will be appointed as a Director and elected President and Chief Executive Officer of the Company at the Effective Time. Mr. Kehoe has served as President and Chief Executive Officer of Wheelabrator Technologies Inc. (energy and environmental services) since 1994.

     Gerald J. Lewis, 65, has been a Director of the Company since 1996. Judge Lewis has been Chairman of Lawsuit Resolution Services since 1997, and was of counsel to the law firm of Latham & Watkins from prior to 1994 to 1997.

     Joseph Volpe, 58, will be appointed as a Director of the Company at the Effective Time. Mr. Volpe has been General Manager of the Metropolitan Opera since prior to 1994.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

     The Prior Board held five (5) meetings during 1998. During 1998, each of the members of the Prior Board attended at least 75 percent of the total number of meetings of the Prior Board and of the Committees of which he was a member. The Board has an Audit Committee, a Compensation Committee and a Nominating Committee. Information contained in this Proxy Statement concerning the Company's Board of Directors and Committees refer to the Board and Committees to be established following the Effective Time unless otherwise noted.

     After the Effective Time, the Audit Committee will consist of Messrs. Beekman, Lewis and Volpe with Judge Lewis serving as Chairman. The Audit Committee of the Prior Board consisted of Messrs. Gildea, Lewis and Stepanian with Judge Lewis serving as Chairman. The Audit Committee is responsible for, among other things, recommending the firm to be appointed as independent public accountants to audit the Company's financial statements and to perform services related to the audit; approving in advance the general nature of each professional service performed by the independent public accountants; reviewing the scope and the results of the audit with the independent public accountants; reviewing with management and the independent public accountants the Company's year-end operating results; considering the adequacy of the internal accounting and control procedures of the Company; reviewing the non-audit services to be performed by the independent public accountants if any; considering the effect of such performance on the independent public accountants' independence; directing and supervising, when appropriate, special investigations into matters within the scope of the independent public accountant's duties; and performing such other tasks related to and in furtherance of the foregoing as it may consider necessary or appropriate or as may be assigned to it by the Board from time to time. The Audit Committee of the prior Board met twice during 1998.

     After the Effective Time, the Compensation Committee will consist of Messrs. Beekman, Meister and Volpe, with Mr. Beekman serving as Chairman. The Compensation Committee of the Prior Board consisted of Messrs. Beekman, Meister and Sperling, with Mr. Beekman serving as Chairman. The Compensation Committee is responsible for, among other things, reviewing and recommending compensation arrangements for Directors and officers; approving such arrangements for other senior level employees; administering certain benefit and compensation plans of the Company and its subsidiaries; monitoring the activities of an internal committee of members of management established to carry out policies and guidelines with respect to such plans; and performing such other tasks related to and in furtherance of the foregoing as it may consider necessary or appropriate or as may be assigned to it by the Board from time to time. The Compensation Committee of the Prior Board met twice during 1998.

     After the Effective Time, the Nominating Committee will consist of all members of the Board, with Mr. Montrone serving as Chairman. The Nominating Committee is responsible for nominating persons for election to the Board. The Nominating Committee will consider nominees properly recommended by stockholders. The Bylaws of the Company prescribe an advance notice procedure with regard to the nomination, other than by or at the direction of the Board or a committee thereof, of candidates for election as directors (the "Nomination Procedure"). The Nomination Procedure requires that a stockholder give prior written notice, in proper form, of a planned nomination to the Secretary of the Company. The requirements as to the form and timing of that notice are specified in the Bylaws. The Company's Bylaws provide that any stockholder of record wishing to nominate candidates for election as directors must provide written notice of such proposal and appropriate supporting documentation, as set forth in the Bylaws, to the Company at its principal executive office, not less than 75 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting (the "Anniversary Date"), provided, however, that in the event the annual meeting is scheduled to be held on a date more than 30 days before the Anniversary Date, a stockholder's notice shall be timely if delivered to, or mailed and received by, the Company at its principal executive office not later than the close of business on the later of (i) the 75th day prior to the scheduled date of such annual meeting or (ii) the 15th day following the day on which public announcement of the date of such annual meeting is first made by the Company. If the inspectors of election determine that a person was not nominated in accordance with the Nomination Procedure, such person will not be eligible for election as a director. Stockholder recommendations may be sent to the Nominating Committee, c/o Secretary, The General Chemical Group Inc., Liberty Lane, Hampton, New Hampshire 03842. The Nominating Committee of the Prior Board met once during 1998.

COMPENSATION OF DIRECTORS

     Non-Employee Directors of the Company are entitled to receive cash and other compensation pursuant to the plans described below.

     Cash Compensation. Non-Employee Directors of the Company (other than Messrs. Montrone and Meister) receive compensation of $40,000 per year, with no additional fees for attendance at the Company's Board or committee meetings. Employee Directors are not paid any fees or additional compensation for service as members of the Company's Board or any of its committees. All Directors are reimbursed for expenses incurred in connection with attending the Company's Board and committee meetings.

     Deferred Compensation Plan for Non-Employee Directors. Pursuant to the Company's Deferred Compensation Plan for Non-Employee Directors, any Director entitled to compensation may elect, generally prior to the commencement of any calendar year, to have all or any portion of such Director's compensation for such calendar year and for succeeding calendar years credited to a deferred compensation account. Amounts credited to the Director's account will accrue interest based upon the average quoted rate for ten-year U.S. Treasury Notes. Deferred amounts will be paid in a lump sum or in installments at the Director's discretion commencing on the first business day of the calendar year following the year in which the Director ceases to serve on the Company's Board or of a later calendar year specified by such Director.

     Retirement Plan for Non-Employee Directors. Pursuant to the Company's Retirement Plan for Non-Employee Directors, any Non-Employee Director who retires from the Company's Board with at least five years of service as a Director (other than Messrs. Montrone and Meister) will be eligible for an annual retirement benefit for the remainder of such Director's lifetime. The annual retirement benefit is equal to 50 percent of the Director fee in effect at the date of such Director's retirement for a Director who retires with five years of eligible service and is increased by 10 percent of the Director fee in effect at the date of such Director's retirement for each additional year of service, up to 100 percent of such fee for 10 or more years of service as a Director or for Directors who retire after age 70. Payment of the retirement benefits to any Director will commence upon the later of the Director's retirement from the Company's Board or the attainment of age 60. Retirement benefits may be suspended or terminated if the retired Director refuses to render consultative services and advice to the Company or engages in any activity which competes with the Company's business.

     Restricted Unit Plan for Non-Employee Directors. Pursuant to the Company's Restricted Unit Plan for Non-Employee Directors, each Non-Employee Director of the Company (other than Messrs. Montrone and Meister), upon becoming a Director of the Company, receives a one-time grant of 5,000 restricted units under the Restricted Unit Plan for Non-Employee Directors evidencing a right to receive shares of Common Stock, subject to certain restrictions. The Company will maintain a memorandum account for each Director who received the grant of restricted units and credit to such account the amount of any cash dividends and shares of stock of any subsidiary distributed on the shares of Common Stock ("Dividend Equivalents") underlying such Director's restricted units from the date of grant until the payment date described below. No shares of Common Stock will be issued at the time restricted units are granted, and the Company will not be required to set aside a fund for any such grant or for amounts credited to the memorandum account. Pursuant to the terms of the Plan neither the restricted units nor the memorandum account may be sold, assigned, pledged or otherwise disposed of. Twenty-five percent of the restricted units and the related Dividend Equivalents will vest for each year of service as a Director of the Company. Vested restricted units and the related Dividend Equivalents will not be payable until the Director ceases to be a member of the Company's Board. At that time, the Director will receive one share of Common Stock for each vested restricted unit, provided that a Director may elect, prior to the date on which restricted units vest, to have payment deferred to a later date. Any restricted units and related Dividend Equivalents that have not vested at the time the Director ceases to be a Director of the Company will be cancelled unless service has terminated because of death or disability, in which event all such restricted units and related Dividend Equivalents will vest immediately. When payment of restricted units is made, eligible Non-Employee Directors will also receive cash and securities equal to the related Dividend Equivalents, together with interest on the cash based upon the average quoted rate for ten-year U.S. Treasury Notes. In the event of a stock dividend, stock split, recapitalization, merger, liquidation or similar event, the Board, in its sole discretion, may make equitable adjustments in outstanding awards and the number of shares of Common Stock reserved for issuance under the plan.

     Stock Options. On each of May 27, 1998 and December 2, 1998, the Prior Board approved grants of 10,000 options to each Non-employee Director (other than Messrs. Montrone and Meister). The options have a ten year term and an exercise price of $24.5625 and $16.7188 per share, respectively, the fair market value of the Common Stock on the date of each respective grant. The options are exercisable in full at the date of grant pursuant to the terms of the 1996 Stock Option and Incentive Plan. The options generally must be exercised, if at all, not later than 90 days following the termination of grantee's service as a director of the Company, or in the event of the grantee's death, disability or normal retirement, not later than one year following the termination of grantee's service as a director of the Company.

                            MANAGEMENT STOCKHOLDERS

     The following table sets forth, to the best knowledge and belief of the Company, certain information with respect to the beneficial ownership of the Company's Common Stock and Class B Common Stock as of April 5, 1999 by (i) each Director after the Effective Time and each Named Executive Officer (as defined) of the Company, and (ii) all Directors and executive officers of the Company as a group. In connection with the spin-off, all of the Named Executive Officers other than Mr. Bloomquist will resign as officers of the Company and will be appointed as officers of GenTek or its subsidiaries prior to the Effective Time. Regarding the changes to the Company's Board, see "Proposal 1 -Election of Directors".

                                                           PERCENT         SHARES OF
                                           SHARES OF          OF            CLASS B         PERCENT OF
NAME OF BENEFICIAL OWNER(1)             COMMON STOCK(2)    CLASS(3)      COMMON STOCK        CLASS(3)
---------------------------             ---------------    --------    -----------------    ----------
Paul M. Montrone......................     9,811,421(4)      47.3%         9,758,421(4)        100%
Richard R. Russell....................        76,972(5)         *                 --            --
Ralph M. Passino......................        76,986(6)         *                 --            --
James N. Tanis........................        69,986(7)         *                 --            --
Bodo B. Klink.........................        39,157(8)         *                 --            --
DeLyle W. Bloomquist..................        37,268(9)         *                 --            --
Philip E. Beekman.....................        30,000(10)        *                 --            --
Gerald J. Lewis.......................        25,000(10)        *                 --            --
Paul M. Meister.......................        17,500(11)        *                 --            --
John M. Kehoe, Jr.....................             0            *                 --            --
Joseph Volpe..........................             0            *                 --            --
All Directors and executive officers
  As a group (14 persons).............    10,265,372(12)     48.6%         9,758,421           100%

---------------

  * Less than 1%

 (1) The address for all Directors and executive officers is c/o The General Chemical Group Inc., Liberty Lane, Hampton, New Hampshire 03842.

 (2) Assumes conversion of all outstanding shares of Class B Common Stock into shares of Common Stock. Holders of Class B Common Stock may convert each such share of Class B Common Stock at any time and from time to time into one fully-paid and non-assessable share of Common Stock. See footnote (2) of "Principal Stockholders" table.

 (3) The percentage ownership of Common Stock has been calculated assuming the conversion of all outstanding shares of Class B Common Stock into Common Stock. Applicable percentage figures are based on 20,731,613 shares, which represents the total number of Common Stock and Class B Common Stock outstanding as of April 5, 1999. As of such date, there were 10,973,192 shares of Common Stock outstanding and 9,758,421 shares of Class B Common Stock. See also footnote (2) to "Principal Stockholders" table.

 (4) Includes 20,000 shares of Common Stock held by Mr. Montrone directly; 30,000 shares of Common Stock held by Mr. Montrone's wife; 3,000 shares of Common Stock held by a family trust; 2,205,919 shares of Class B Common Stock held by Mr. Montrone directly, 2,044,021 shares of Class B Common Stock held by a grantor retained annuity trust formed in 1996 (the "1996 GRAT"); 1,508,481 shares of Class B Common Stock held by a grantor retained annuity trust formed in February 1998 (the "February 1998 GRAT"); 2,000,000 shares of Class B Common Stock held in a grantor retained annuity trust formed in December 1998 (the "December 1998 GRAT"); and 2,000,000 shares of Class B Common Stock held in a grantor retained annuity trust formed in March 1999 (the "1999 GRAT"). Mr. Montrone is the settlor, and is the annuity beneficiary of both the 1996 GRAT and the February 1998 GRAT, and is co-trustee, settlor and annuity beneficiary of the December 1998 GRAT and the 1999 GRAT. Mrs. Montrone is the sole trustee with investment and voting discretion of the 1996 GRAT and the February 1998 GRAT. Mr. and Mrs. Montrone are co-trustees of the December 1998 GRAT and the 1999 GRAT; by virtue of their positions as co-trustees, each of Mr. and Mrs. Montrone may be deemed beneficial owner of all the shares held by the December 1998 GRAT and the 1999 GRAT. By virtue of her position as trustee, Mrs. Montrone may be deemed the beneficial owner of all shares held by the 1996 GRAT and the February 1998 GRAT.

     Does not include 100,000 shares of Common Stock held by a charitable foundation, of which Mr. Montrone is a Director and Mrs. Montrone is a Director and officer. By virtue of their positions with the charitable foundation, Mr. and Mrs. Montrone may be deemed to be beneficial owners of the shares of Common Stock held by the charitable foundation. Mr. and Ms. Montrone disclaim any beneficial ownership of the 100,000 shares of Common Stock held by the charitable foundation.

     The shares of Class B Common Stock beneficially owned by Mr. Montrone represents 89.9% of the combined voting power of the outstanding shares of the voting stock. See also footnote (2) to "Principal Stockholders" table.

     Pursuant to a registration rights agreement with General Chemical, Mr. Montrone and his family trusts may request, at any time prior to April 2004, the registration of their shares of Common Stock (including shares of Common Stock received upon the conversion of any Class B Common Stock) for sale under the Securities Act of 1933. The Company will be required to accept up to three requests for registration and, in addition, to include the shares of Mr. Montrone and his family trusts in a proposed registration of shares of Common Stock under the Securities Act in connection with the sale of shares of Common Stock by the Company or any other stockholder of the Company. The Company will be responsible for the expenses of the registration of shares of Mr. Montrone and his family trusts other than brokerage and underwriting commissions and taxes relating to the sale of the shares.

 (5) Includes 20,000 shares of Common Stock held by Mr. Russell directly, 1,000 shares of Common Stock held by Mr. Russell's daughter, an aggregate of 55,972 restricted units granted pursuant to the Company's Restricted Unit Plan, of which 11,194 restricted units vested on each of November 15, 1996, May 15, 1997 and May 15, 1998 and 22,390 restricted units will vest on May 15, 1999. Mr. Russell disclaims any beneficial ownership of the 1,000 shares of Common Stock held by his daughter.

 (6) Consists of 9,000 shares of Common Stock held by Mr. Passino's wife and children, an aggregate of 27,986 restricted units granted pursuant to the Company's Restricted Unit Plan, of which 5,597 restricted units vested on each of November 15, 1996, May 15, 1997 and May 15, 1998 and 11,195
     restricted units will vest on May 15, 1999, options to purchase 40,000 shares of Common Stock, which options vested 12,000 shares on each of May 15, 1997 and May 15, 1998 and 16,000 shares of which will vest on May 15, 1999. Mr. Passino disclaims any beneficial ownership of the 9,000 shares of Common Stock held by his wife and children.

 (7) Includes 2,000 shares of Common Stock held by Mr. Tanis directly, an aggregate of 27,986 restricted units granted pursuant to the Company's Restricted Unit Plan, of which 5,597 restricted units vested on each of November 15, 1996, May 15, 1997 and May 15, 1998 and 11,195 restricted units will vest on May 15, 1999; options to purchase 40,000 shares of Common Stock, which options vested 12,000 shares on each of May 15, 1997 and May 15, 1998 and 16,000 shares of which will vest on May 15, 1999.

 (8) Includes 500 shares of Common Stock held by Mr. Klink directly, an aggregate of 18,657 restricted units granted pursuant to the Company's Restricted Unit Plan, of which 3,732 restricted units vested on each of November 15, 1996, May 15, 1997 and May 15, 1998 and 7,461 restricted units will vest on May 15, 1999. Also includes options to purchase 20,000 shares of Common Stock, which options vested 6,000 shares on each of May 15, 1997 and May 15, 1998 and 8,000 shares on May 15, 1999.

 (9) Includes 500 Shares of Common Stock held by Mr. Bloomquist directly, an aggregate of 21,768 restricted units granted pursuant to the Company's Restricted Unit Plan, of which 4,353 restricted units vested on each of November 15, 1996, May 15, 1997 and May 15, 1998 and 8,709 restricted units will vest on May 15, 1999. Also includes options to purchase 15,000 shares of Common Stock, which options vested 4,500 shares on each of May 15, 1997 and May 15, 1998 and 6,000 shares of which will vest on May 15, 1999.

(10) Includes 5,000 restricted units granted pursuant to the Company's Restricted Unit Plan for Non-Employee Directors. Pursuant to this plan, twenty-five percent of the restricted units and related Dividend Equivalents (as defined in the plan) vest for each year of service as a Non-Employee Director. Except as otherwise provided in the plan, vested restricted units are payable when the grantee ceases to be a Director of the Company. Also includes options to purchase 20,000 shares of Common Stock, which options vested on the dates of grant.

(11) Includes 10,000 shares of Common Stock owned by Mr. Meister directly; an aggregate of 7,500 restricted units granted pursuant to the Company's Restricted Unit Plan, of which 1,500 restricted units vested on each of November 15, 1996, May 15, 1997 and May 15, 1998 and 3,000 restricted units will vest on May 15, 1999.

(12) Includes 2,288,217 shares of Common Stock held directly and 7,599,855 shares of Common Stock held indirectly. Also includes 177,800 restricted units granted pursuant to the Company's Restricted Unit Plan which have become vested, 10,000 restricted units granted pursuant to the Company's Restricted Unit Plan for Non-Employee Directors, which vest according to the schedule described in footnote 8 above, and options to purchase 189,500 shares of Common Stock.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires the Company's Directors, executive officers and owners of more than ten percent of a registered class of the Company's equity securities to file initial reports of beneficial ownership and reports of changes in beneficial ownership of such equity securities with the Securities and Exchange Commission and the New York Stock Exchange. Pursuant to regulations promulgated by the SEC, reporting persons must furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and on written representations that no other reports were required, during the fiscal year ended December 31, 1998, the
Section 16 reporting persons complied with all Section 16(a) filing requirements applicable to them.

              COMPENSATION OF EXECUTIVE OFFICERS AND KEY EMPLOYEES

     The following table summarizes the compensation paid to the Company's Chief Executive Officer and to its four other most highly compensated executive officers or key employees (the "Named Executive Officers") with respect to Fiscal Years 1996, 1997 and 1998. In connection with the Spinoff, all of the Named Executive Officers other than Mr. Bloomquist will resign as officers of the Company and will be appointed as officers of GenTek or its subsidiaries prior to the Effective Time. In addition, the Company's Board will be reconstituted for the Spinoff as of the Effective Time. See "Proposal 1-Election of Directors".

                           SUMMARY COMPENSATION TABLE

                                                                           LONG TERM COMPENSATION
                                                                      ---------------------------------
                                         ANNUAL COMPENSATION                  AWARDS            PAYOUTS
                                  ---------------------------------   -----------------------   -------
                                                          OTHER       RESTRICTED   SECURITIES    LTIP
NAME AND PRINCIPAL                                       ANNUAL         STOCK      UNDERLYING    PAY-        ALL OTHER
POSITION                   YEAR   SALARY$   BONUS$    COMPENSATION$     AWARDS      OPTIONS      OUTS     COMPENSATION$(1)
------------------         ----   -------   -------   -------------   ----------   ----------   -------   ----------------
Richard R. Russell.......  1998   400,000    75,000                                                            26,000
  President,Chief
    Executive............  1997   400,000   375,000        --            --              --       --           46,000
  Officer and Director...  1996   400,000   425,000        --            --         400,000       --           49,000

Ralph M. Passino.........  1998   250,000    50,000                                                            16,000
  Vice President.........  1997   250,000   225,000        --            --              --       --           28,000
  Chief Financial
    Officer..............  1996   250,000   265,000        --            --          65,000       --           30,000

James N. Tanis...........  1998   250,000    50,000                                                            16,000
  Vice President and.....  1997   250,000   225,000        --            --              --       --           28,000
  General Manager........  1996   250,000   225,000        --            --          65,000       --           28,000
  Derivative Products &
  Services of General
  Chemical

DeLyle W. Bloomquist.....  1998   200,000    50,000                                                            13,000
  Vice President and.....  1997   180,000   150,000        --            --          10,000       --           20,000
  General Manager........  1996   140,000   125,000        --            --          30,000       --           16,000
  Industrial Chemical
  General Chemical

Bodo B. Klink............  1998   205,000    35,000                                                            13,000
  Vice President,........  1997   205,000   120,000        --            --           5,000       --           20,000
  Business Development...  1996   195,000   150,000        --            --          20,000       --           20,000
  And Services
  General Chemical

---------------

(1) Amounts listed in this column reflect the Company's contributions to the Company's Savings and Profit Sharing Plan and Supplemental Savings Plan.

                       OPTION GRANTS IN LAST FISCAL YEAR

     There were no stock options granted by the Company to the Named Executives during 1998.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

     The following table includes information for each Named Executive Officer with regard to the aggregate number of stock options held on December 31, 1998. No stock options were exercised by Named Executive Officers in 1998.

                                                      NUMBER OF SECURITIES
                                                           UNDERLYING                 VALUE OF UNEXERCISED
                         SHARES                      UNEXERCISED OPTIONS AT               IN-THE-MONEY
                        ACQUIRED       VALUE              12/31/98(#)               OPTIONS AT 12/31/98 ($)
                           ON         REALIZED    ----------------------------    ----------------------------
                        EXERCISE        ($)       EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
                       -----------    --------    -----------    -------------    -----------    -------------
Richard R. Russell...      --           --              --          400,000            0               0
Ralph M. Passino.....      --           --          24,000           41,000            0               0
James N. Tanis.......      --           --          24,000           41,000            0               0
DeLyle W.
  Bloomquist.........      --           --           9,000           31,000            0               0
Bodo B. Klink........      --           --          12,000           13,000            0               0

PENSION PLANS

     The General Chemical Corporation Salaried Employee's Pension Plan (the "Pension Plan") is a defined benefit plan that generally benefits full-time, salaried employees. A participating employee's annual retirement benefit is determined by the employee's credited service under the Pension Plan and average annual earnings during the five years of the final ten years of service credited under the Pension Plan for which such employees' earnings were highest. Annual earnings include principally salary, overtime and short-term incentive compensation. The Pension Plan provides that a participating employee's right to receive benefits under the Pension Plan becomes fully vested after five years of service. Under the Pension Plan, benefits are adjusted by a portion of the social security benefits received by participants.

     In addition, the Named Executive Officers participate in an unfunded nonqualified excess benefit plan which pays benefits which would otherwise accrue in accordance with the provisions of the Pension Plan, but which are not payable under the Pension Plan by reason of certain benefit limitations imposed by the Internal Revenue Code of 1986, as amended,(the "Code").

     The table below indicates the estimated maximum annual retirement benefit a hypothetical participant would be entitled to receive under the Pension Plan and the excess benefit plan (without regard to benefit limitations imposed by the Code) before any deduction for social security benefits if the retirement occurred December 31, 1998, at the age of 65, after the indicated number of years of credited service and if average annual earnings equaled the amounts indicated.

                                  YEARS OF CREDITED SERVICE (2)
AVERAGE ANNUAL   ---------------------------------------------------------------
 EARNINGS(1)     10 YEARS   15 YEARS   20 YEARS   25 YEARS   30 YEARS   35 YEARS
--------------   --------   --------   --------   --------   --------   --------
  $  200,000     $40,000    $60,000    $80,000    $100,000   $100,000   $105,000
     250,000      50,000     75,000    100,000     125,000    125,000    131,250
     300,000      60,000     90,000    120,000     150,000    150,000    157,500
     400,000      80,000    120,000    160,000     200,000    200,000    210,000
     500,000     100,000    150,000    200,000     250,000    250,000    262,500
     600,000     120,000    180,000    240,000     300,000    300,000    315,000
     700,000     140,000    210,000    280,000     350,000    350,000    367,500
     800,000     160,000    240,000    320,000     400,000    400,000    420,000
     900,000     180,000    270,000    360,000     450,000    450,000    472,500
   1,000,000     200,000    300,000    400,000     500,000    500,000    525,000

---------------

(1) Compensation qualifying as annual earnings under the Pension Plan approximate the amounts set forth as Salary and Bonus in the Summary Compensation table for the individuals listed on such table.

(2) The number of years of credited service under the Pension Plan for Messrs. Russell, Passino, Tanis, Bloomquist and Klink is approximately 22, 19, 11, 10 and 24, respectively.

                      REPORT OF THE COMPENSATION COMMITTEE

     The overall objectives of the Company's compensation programs are to attract, motivate and retain the most qualified and talented executives and to provide the incentive for these executives to achieve the Company's business objectives and to create an alignment of the interests of the stockholders and those of the executives. To achieve these objectives, the Company has developed compensation plans that tie a substantial portion of an executive's compensation to the Company's performance as well as to the price of the Company's stock.

     The principal components of the Company's executive compensation program consists of fixed compensation in the form of base salary, variable compensation in the form of annual incentive compensation and long-term compensation in the form of stock options and other equity-based compensation awards. The policies of the Compensation Committee with respect to the base salary and incentive compensation awarded to the Company's senior executives, including Mr. Russell, the Company's Chief Executive Officer, are discussed below.

     Base Salaries. The initial base salaries for executive officers are determined by the Compensation Committee based on its evaluation of the responsibilities of the position held by the executive, their business experience, past performance and anticipated contributions to the Company's future success.

     Salary adjustments are based on a periodic evaluation of the performance of the Company and of each executive officer. The Compensation Committee will take into consideration in the case of each executive officer the scope of their responsibilities, time commitments, financial results, product quality improvements, regulatory compliance, new business development and any other applicable factors. Mr. Russell's base salary was not increased during 1998.

     Annual Incentive Compensation. Pursuant to the terms of the Company's Performance Plan, annual and other periodic incentive compensation becomes payable to the extent that performance objectives specified by the Compensation Committee are achieved. The performance objectives may be based upon either Company-wide or operating unit performance in the following areas: earnings per share, revenues, operating cash flow, operating earnings, working capital to sales ratio and return on capital.

     For 1998, the Compensation Committee made annual incentive compensation awards to executive officers based on achievement of certain net income and earnings per share objectives. Mr. Russell was awarded annual incentive compensation for 1998 of $75,000 reflecting the Company's performance for 1998.

     Long-Term Incentive Compensation. Long-term compensation awards to executive officers consist of stock options, restricted stock, unrestricted stock, performance share awards and stock appreciation rights. During 1996, the Company granted stock options at the IPO price to executive officers in connection with the Company's IPO.

     During 1998, the Company did not grant options or restricted units to the Company's executive officers.

     Compliance with Section 162(m). The Compensation Committee believes that, unless circumstances warrant an exception, the Company should only pay compensation to its executive officers in excess of $1 million if such excess amount is performance-based compensation exempt from the limit on deductibility of such compensation under Section 162(m) of the Code.

                                          The Compensation Committee
                                          of the Board of Directors

                                          Philip E. Beekman, Chairman
                                          Paul M. Meister
                                          Scott M. Sperling

                             PERFORMANCE COMPARISON

     The following graph illustrates the return that would have been realized (assuming reinvestment of dividends) by an investor who invested $100 on May 15, 1996 (the date of the Company's initial public offering of Common Stock) in each of (i) The General Chemical Group Inc. Common Stock (ii) the Standard & Poor's 500 Index and (iii) the Standard & Poor's Chemical Composite Index.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
              AMONG THE GENERAL CHEMICAL GROUP INC. COMMON STOCK,
           THE STANDARD & POOR'S 500 INDEX AND THE STANDARD & POOR'S
                            CHEMICAL COMPOSITE INDEX

                                                                                                                 S&P MIDCAP
                                        THE GENERAL CHEMICAL                                                      CHEMICAL
                                            GROUP, INC.        S&P CHEMICALS INDEX    S&P COMPOSITE INDEX          INDEX
                                        --------------------   -------------------    -------------------        ----------
5/16/96                                        100.00                 100.00                 100.00                100.00
12/31/96                                       135.85                 113.62                 112.11                 99.82
21/31/97                                       155.02                 139.65                 149.51                114.72
12/31/98                                        81.24                 127.19                 192.24                 87.87

                     ASSUMES $100 INVESTED ON MAY 15, 1996
                          ASSUMES DIVIDENDS REINVESTED

              COMPARISON OF CUMULATIVE TOTAL RETURN OF ONE OR MORE COMPANIES, PEER GROUPS, INDUSTRY INDEXES AND/OR BROAD MARKETS

                                                                   FISCAL YEAR ENDING
                                                   ---------------------------------------------------
COMPANY/INDEX/MARKET                               5/16/1996    12/31/1996    12/31/1997    12/31/1998
--------------------                               ---------    ----------    ----------    ----------
General Chemical Group Inc.......................   100.00        135.85        155.02         81.23
S&P Chemical Composite Index.....................   100.00        108.63        132.16        132.08
S&P 500 Index....................................   100.00        112.96        150.64        193.70
S&P Midcap Chemical Index........................   100.00         99.82        114.72         87.87

                     CERTAIN RELATIONSHIPS AND TRANSACTIONS

     Messrs. Montrone and Meister are Managing Directors of Latona Associates Inc. (the "Management Company") a management company controlled by Mr. Montrone. On January 1, 1995, the Company entered into an agreement with the Management Company to provide the Company with strategic management, business and financial advisory services including guidance and advice relating to financing, security offerings, recapitalizations restructurings and acquisitions, tax, corporate secretarial, employee benefit services and other administrative services.

     Pursuant to its agreement with the Management Company, the Company paid the Management Company $6.3 million of fees for such services in 1998. In connection with the spin-off, Latona agreed to provide services to GenTek and the Company following the spin-off and to split the fee between the Company and GenTek. Following the Spinoff, the Company's annual fee for such services will be approximately $1.5 million., payable quarterly in advance, adjusted annually after 1999 for increases in the U.S. Department of Labor, Bureau of Labor Statistics, Consumer Price Index. Following the Spinoff, GenTek will pay the Management Company annual fees of approximately $4.5 million plus fees in connection with any acquisition or business combination for which the Management Company advises it, comparable to those received by investment banking firms for such services (subject to the approval of a majority of the independent directors of the Company). The Management Company will not receive any fees for the Spinoff (other than reimbursement of its expenses).

     Both the Company's and GenTek's agreement extends through December 31, 2004. The agreement may be terminated by either party if the other party ceases, or threatens to cease, to carry on its business, or commits a material breach of the agreement which is not remedied within 30 days of notice of such breach. The agreement may also be terminated by the Company if Mr. Montrone ceases to hold, directly or indirectly, shares of the Company's capital stock constituting at least 20 percent of the aggregate voting power of its capital stock.

     See footnote (5) to the "Management Stockholders" table.

                                   PROPOSAL 2
              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     Upon recommendation of the Audit Committee of the Board, the Board has appointed Deloitte & Touche LLP as the Company's independent auditors for the 1999 fiscal year and hereby requests that the stockholders ratify such appointment.

     THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS.

     Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting with the opportunity to make such statements as they desire. They will also be available to respond to appropriate questions from stockholders.

                SUBMISSION OF PROPOSALS FOR 2000 ANNUAL MEETING

     In order to be considered for inclusion in the Company's proxy statement and form of proxy statement, stockholder proposals intended to be presented at the Company's 2000 annual meeting of stockholders must be received by the Company on or before December 13, 1999. However, if the date of the Company's 2000 annual meeting will be changed by more than 30 days from the date of the 1999 Annual Meeting, then such date will be a reasonable time before the Company begins to print and mail its proxy materials for its 2000 annual meeting. The Company's By-Laws provide that any stockholder of record wishing to nominate candidates for election as Directors or to have a stockholder proposal considered at the annual meeting must provide written notice of such proposal and appropriate supporting documentation, as set forth in the By-Laws, to the Company at its principal executive office, not less than 75 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting. In the event, however, that the annual meeting is scheduled to be held more than 30 days before such anniversary date or more than 60 days after such anniversary date, notice shall be timely if delivered to, or mailed to and received by, the Company at its principal executive office not later than the close of business on the later of (A) the 75th day prior to the scheduled date of such annual meeting, or (B) the 15th day following the day on which public announcement of the date of such annual meeting is first made by the Company. Any such proposal should be directed to the attention of the Secretary, The General Chemical Group Inc., Liberty Lane, Hampton, New Hampshire 03842.

                            EXPENSES OF SOLICITATION

     The Company will pay the entire expense of soliciting proxies for the Annual Meeting. In addition to solicitations by mail, certain Directors, officers and regular employees of the Company (who will receive no compensation for their services other than their regular compensation) may solicit proxies by telephone, telegram or personal interview. Banks, brokerage houses, custodians, nominees and other fiduciaries have been requested to forward proxy materials to the beneficial owners of shares held of record by them and such custodians will be reimbursed for their expenses.

                                 ANNUAL REPORT

     The Annual Report on Form 10-K of the Company for the year ended December 31, 1998, an Information Statement relating to the Spinoff and this proxy statement are being mailed together to all stockholders of the Company of record on April 5, 1999, the record date for voting at the Annual Meeting. Neither the Annual Report nor the Information Statement, however, is part of the proxy solicitation material.

                                          By Order of the Board of Directors,

April 13, 1999

     The Company's 1998 Annual Report on Form 10-K, filed with the Securities and Exchange Commission, is available without charge by written request from the office of the Secretary, Liberty Lane, Hampton, NH 03842.

     Additional information about the Company can be found at the Company's internet site: http://www.genchem.com

                        THE GENERAL CHEMICAL GROUP INC.

                          ANNUAL MEETING, MAY 11, 1999

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.


Messrs. Paul M. Montrone, Paul M. Meister, Richard R. Russell and Todd M. DuChene, each with power of substitution, are hereby authorized to vote all shares of common stock of The General Chemical Group Inc., which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of The General Chemical Group Inc. to be held on Tuesday, May 11, 1999, and at any adjournments, as specified on the reverse side.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS.


              (PLEASE MARK THIS PROXY AND SIGN AND DATE IT ON THE
          REVERSE SIDE HEREON AND RETURN IT IN THE ENCLOSED ENVELOPE.)


                              FOLD AND DETACH HERE

                                                                                                         Please mark
A VOTE FOR PROPOSALS 1 AND 2 IS RECOMMENDED BY THE BOARD OF DIRECTORS.                                   your vote as /X/
                                                                                                         indicated in
                                                                                                         this example


1. Election of Directors with terms expiring at the Annual Meeting in 2000.           2. Ratify the appointment of Deloitte &
                                                                                         Touche as independent auditors of the
For each  WITHHOLD AUTHORITY   Nominees: Paul M. Montrone, Paul M. Meister,              Company for the current fiscal year.
nominee    to vote for each              Philip E. Beekman, John M. Kehoe, Jr.,
listed      nominee listed               Gerald J. Lewis and Joseph Volpe                   FOR      AGAINST       ABSTAIN

                               (Instructions: To withhold authority to vote for
/  /          /  /             any individual nominee, write the nominee's name             /  /       /  /          /  /
                               on the space provided below)
                               ________________________________________________
                                                                                      A MAJORITY (OR IF ONLY ONE, THEN THAT ONE) OF
3. In their discretion, on such other business                                        THE ABOVE PERSONS OR THEIR SUBSTITUTES WHO
   as may properly come before the meeting.                                           SHALL BE PRESENT AND ACTING AT THE MEETING
                                                                                      SHALL HAVE THE POWERS CONFERRED HEREBY.

                                                                                      Dated: _______________________________, 1999

                                                                                      ____________________________________________

                                                                                      ____________________________________________
                                                                                      Signature of Stockholder(s)--please sign name
                                                                                      exactly as imprinted (do not print). Please
                                                                                      indicate any change of address.

                                                                                      NOTE: Executors, administrators, trustees and
                                                                                      others signing in a representative capacity
                                                                                      should indicate the capacity in which they
                                                                                      sign. If shares are held jointly, EACH holder
                                                                                      should sign.

                                                                                      PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY.

                              FOLD AND DETACH HERE